CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     MORGAN STANLEY TANGIBLE ASSET FUND L.P.

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               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED

                         UNIFORM LIMITED PARTNERSHIP ACT

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The undersigned, for the purpose of amending the Certificate of Limited
Partnership of Morgan Stanley Tangible Asset Fund L.P. filed with the Secretary of State of Delaware on July 31, 1997, does hereby certify as follows:

            First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Tangible Asset Fund L.P.

            Second. Amendment. Article First of the Certificate of Limited Partnership is amended to read in full as follows:

            "First.      Name of  Limited  Partnership.  The  name
            of the limited partnership is Morgan Stanley Dean Witter Spectrum Commodity L.P.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 7th day of March, 2000.

                               DEMETER MANAGEMENT CORPORATION,
                                 General Partner

                              By: /s/ Robert E. Murray
                                  --------------------
                                  Robert E. Murray
                                  President